Exhibit 99.1

EMRISE
NEWS	CORPORATION
2530 Meridian Parkway
Durham, NC 27713
(408) 200-3040 • (408) 550-8340
www.emrise.com

CONTACT:	Allen & Caron Inc
Brandi Festa	Rene Caron (investors) Len Hall (media)
Director Finance and Administration	(949) 474-4300
(408) 573-2705	rene@allencaron.com
bfesta@emrise.com	len@allencaron.com

EMRISE FILES AUDITED FINANCIAL STATEMENTS ON FORM 10-K FOR 2010 FULL YEAR

Includes Classification Adjustment in Financial Statements Issued in News Release; No Change to Announced Sales, Loss Before Income Taxes from Continuing Operations and Net loss

DURHAM, NC — March 31, 2011 — EMRISE CORPORATION (OTCBB: EMRI), a multi-national manufacturer of defense and aerospace electronic devices and communications equipment, said today that it has filed its audited financial statements on Form 10-K for its year ended December 31, 2010 with the Securities and Exchange Commission (“SEC”).  The financial statements included a classification adjustment to income from discontinued operations and income tax provision from continuing operations, which did not change the net sales, pretax income or consolidated net loss for 2010, from the amounts that were previously reported in its news release on March 29, 2011.

As part of the final review of the Company’s annual report on Form 10-K before it was filed with the SEC, a modification was made to the classification of deferred tax expense between continuing operations and discontinued operations, which effected both the gain on the sale of subsidiary and income tax provision of discontinued operations and continuing operations, respectively.  Loss before income taxes from continuing operations and net loss did not change.

Loss from continuing operations for 2010 was $5.5 million and income from discontinued operations was $2.1 million after the adjustment.  A revised consolidated statement of operations is presented below.

About EMRISE Corporation

EMRISE designs, manufactures and markets electronic devices, sub-systems and equipment for aerospace, defense, industrial and communications markets.  EMRISE products perform key functions such as power supply and power conversion; radio frequency (RF) and microwave signal processing; and network access and timing and synchronization of communications networks.  The use of its network products in network timing and synchronization in edge networks is a primary growth driver for the Company’s Communications Equipment business segment.  The use of its power supplies, RF and microwave signal processing devices and subsystems in on-board in-flight entertainment and communications systems is a primary growth driver for the Company’s Electronic Devices business segment. EMRISE serves the worldwide base of customers it has built in North America, Europe and Asia through operations in the United States, England and France.  EMRISE is a publicly traded company whose common stock trades on the OTCBB under the symbol EMRI.  For more information go to www.emrise.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

With the exception of historical information, certain matters discussed in this press release are all forward looking statements within the meaning of the Private Securities Litigation Reform Act.   The actual future results of EMRISE could differ from those statements.  The Company also refers you to those factors contained in the “Risk Factors” Section of EMRISE’s Annual Report to be filed on Form 10-K for the year ended December 31, 2010, its Current Reports on Form 8-K filed in recent months, and other EMRISE filings with the SEC.

TABLES FOLLOW

EMRISE CORPORATION

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Year Ended
	December 31,
	2010	2009

Net Sales	$30,561	$34,695
Cost of Sales	21,179	22,788
Gross profit	9,382	11,907

Operating expenses:
Selling, general and administrative	10,090	11,948
Engineering and product development	1,736	1,796
Employee transaction costs	906	—
Total operating expenses	12,732	13,744
Loss from operations	(3,350)	(1,837)

Other income (expense):
Interest income	86	98
Interest expense	(1,940)	(4,054)
Other, net	20	433
Gain on extinguishment of debt	295	—
Total other expense, net	(1,539)	(3,523)

Loss before income taxes	(4,889)	(5,360)
Income tax provision (benefit)	583	(578)
Loss from continuing operations	(5,472)	(4,782)
Discontinued operations:
Income from discontinued operations	3,036	7,528
Income tax provision on discontinued operations	985	1,704
Income from discontinued operations	2,051	5,824

Net (loss) income	$(3,421)	$1,042

Weighted average shares outstanding
Basic	10,647	10,209
Diluted	10,647	10,209

(Loss) earnings per share:
Basic
Continuing operations	$(0.51)	$(0.47)
Discontinued operations	$0.19	$0.57
Net (loss) earnings	$(0.32)	$0.10
Diluted
Continuing operations	$(0.51)	$(0.47)
Discontinued operations	$0.19	$0.57
Net (loss) earnings	$(0.32)	$0.10